Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Vogenx, Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.0001 par value per share, issuable pursuant to the exercise of outstanding options granted under the Vogenx, Inc. 2022 Equity Incentive Plan	(1)	Other	561,657	$1.04	$584,123.28	0.0001381	$80.67
Equity	Common stock, $0.0001 par value per share, reserved for future issuance under the Vogenx, Inc. 2026 Equity Incentive Plan	(2)	Other	1,750,000	$13.00	$22,750,000.00	0.0001381	$3,141.78

Total Offering Amounts:						$23,334,123.28		3,222.45
Total Fee Offsets:								0.00
Net Fee Due:								$3,222.45

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Offering Note(s)

(1)	(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Vogenx, Inc. (the “Registrant”) that become issuable under the Vogenx, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) and the Vogenx, Inc. 2026 Equity Incentive Plan (the “2026 Plan”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration that increases the number of outstanding shares of common stock.

(b) Represents shares of common stock issuable upon the exercise of stock options outstanding under the 2022 Plan as of the date of this Registration Statement. Following the Registrant’s initial public offering, no further awards will be granted under the 2022 Plan; however, all outstanding awards under the 2022 Plan will continue to be governed by their existing terms. Shares of common stock underlying any awards outstanding under the 2022 Plan that are canceled, forfeited, or that expire prior to vesting will become available for issuance under the 2026 Plan.

(c) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $1.04, which is the weighted-average exercise price of stock options outstanding under the 2022 Plan as of the date of this Registration Statement.
(2)	(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Vogenx, Inc. (the “Registrant”) that become issuable under the Vogenx, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) and the Vogenx, Inc. 2026 Equity Incentive Plan (the “2026 Plan”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration that increases the number of outstanding shares of common stock.

(b) Represents shares of common stock reserved for future issuance under the 2026 Plan, consisting of the 1,750,000 shares of common stock initially reserved for issuance under the 2026 Plan, plus any shares of common stock underlying awards under the 2022 Plan or the 2026 Plan that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by the Registrant prior to vesting, satisfied without the issuance of stock, expire, or are otherwise terminated (other than by exercise), which will be added back to the shares of common stock available for issuance under the 2026 Plan. The number of shares of common stock reserved for issuance under the 2026 Plan will automatically increase on January 1, 2027 and each January 1 thereafter through the term of the 2026 Plan by five percent (5%) of the number of shares of the Registrant’s common stock outstanding on the immediately preceding December 31, or such lesser number of shares as determined by the Registrant’s compensation committee.

(c) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the initial public offering price of the Registrant’s common stock set forth on the cover page of the Registrant’s prospectus dated August 11, 2026 relating to its initial public offering.